Exhibit 99.1

Yum China Reports Fourth Quarter and Full Year 2017 Results

Shanghai, China (February 8, 2018) – Yum China Holdings, Inc. (the "Company" or "Yum China") (NYSE: YUMC) today reported unaudited results for the fourth quarter and full year ended December 31, 2017. Reported GAAP results include Special Items, which are excluded from adjusted measures.  Special Items are not allocated to any segment and therefore only impact reported GAAP results of Yum China.  See “Reconciliation of Reported GAAP Results to Adjusted Measures” within this release.

Fourth-Quarter Highlights

●	Same-store sales grew 5%, with an increase of 7% at KFC and 1% at Pizza Hut.
●	Total system sales grew 9%, including growth of 11% at KFC and 6% at Pizza Hut, excluding foreign currency translation (“F/X”).
●	Total revenues were $2.2 billion, an increase of 13% (9%, excluding F/X).
●	Opened 339 new restaurants during the quarter.
●

Operating Profit was $71 million, an increase of 23%. Excluding Special Items recorded in the fourth quarter of 2016 and F/X, Adjusted Operating Profit decreased 9% due to investment in product upgrades at Pizza Hut during the quarter, partially offset by strong sales leverage at KFC.

●	Recorded an estimated one-time tax charge (“Tax Charge”) of $164 million, or $0.42 per share, related to recent US tax reform.
●	Net Loss was $90 million including the above estimated Tax Charge. Excluding this impact, Adjusted Net Income was $74 million, an increase of 12% (18%, excluding F/X).
●	Diluted EPS was negative $0.23 including the above estimated Tax Charge of $0.42. Excluding this impact, Adjusted Diluted EPS was positive $0.19, an increase of 12% (18%, excluding F/X).
●

Growth of digital initiatives continued with over 110 million members of KFC and over 35 million members of Pizza Hut loyalty programs, and mobile payment accounted for about 53% of Company sales in the quarter.

Full-Year Highlights

●	Same-store sales grew 4%, with an increase of 5% at KFC and 1% at Pizza Hut.
●	Total system sales grew 8%, including growth of 9% at KFC and 7% at Pizza Hut, excluding F/X.
●	Total revenues were $7.1 billion, an increase of 6% (8%, excluding F/X).
●	Opened 691 new restaurants during the full year, bringing total store count to 7,983 across more than 1,200 cities.
●	Restaurant margin improved 1.5 percentage points to 16.8%, primarily driven by same-store sales leverage and aided by the impact of retail tax structure reform.

Yum China Holdings, Inc. •  Shanghai, China •  Website http://ir.yumchina.com

●

Operating Profit was $785 million, an increase of 23%. Excluding Special Items, Adjusted Operating Profit was $782 million, an increase of 20% (23%, excluding F/X) driven by strong sales and margin expansion.

●	Net Income was $403 million, a decrease of 20%. Excluding Special Items, Adjusted Net Income was $564 million, an increase of 20% (24%, excluding F/X).
●	Effective tax rate was 47.0%, or 26.9% excluding Special Items.
●	Diluted EPS was $1.01, a decrease of 26%. Excluding Special Items, Adjusted Diluted EPS was $1.42, an increase of 11% (15%, excluding F/X).

Key Financial Results

	Fourth Quarter				Full Year
	% Change				% Change
	System Sales	Same-Store Sales	Net New Units	Operating Profit	System Sales	Same-Store Sales	Net New Units	Operating Profit

Yum China	+9	+5	+6	+23	+8	+4	+6	+23
KFC	+11	+7	+5	+53	+9	+5	+5	+26
Pizza Hut	+6	+1	+5	NM	+7	+1	+5	+5

	Fourth Quarter				Full Year
(in US$ million, except			% Change				% Change
for per share data and percentages)	2017	2016	Reported	Ex F/X	2017	2016	Reported	Ex F/X
Operating Profit	$71	$58	+23	+17	$785	$640	+23	+26
Adjusted Operating Profit[1]	$71	$75	(5)	(9)	$782	$655	+20	+23
Net (Loss) Income	$(90)	$88	NM	NM	$403	$502	(20)	(15)
Adjusted Net Income[1]	$74	$66	+12	+18	$564	$471	+20	+24
Basic Earnings (Loss) Per Common Share	$(0.23)	$0.23	NM	NM	$1.04	$1.36	(24)	(19)
Adjusted Basic EPS Per Common Share[1]	$0.19	$0.18	+6	+11	$1.46	$1.28	+14	+19
Diluted Earnings (Loss) Per Common Share	$(0.23)	$0.23	NM	NM	$1.01	$1.36	(26)	(21)
Adjusted Diluted EPS Per Common Share[1]	$0.19	$0.17	+12	+18	$1.42	$1.28	+11	+15

1 See “Reconciliation of Reported GAAP Results to Adjusted Measures” included in the accompanying tables of this release for further details.

Note:  All comparisons are versus the same period a year ago.

NM refers to changes over 100%, from negative to positive amounts or from zero to an amount.

Consistent with prior years, Yum China’s fiscal fourth quarter includes September, October, November and December results.

Percentages may not recompute due to rounding.

System sales and same-store sales percentages exclude the impact of F/X.

CEO and COO Comments

“2017 marks the first full year of Yum China as an independently listed company and we are pleased with high single-digit system sales growth and double-digit operating profit growth. Our development team has again exceeded expectations in opening 691 new restaurants in 2017. I am very pleased to hand over the reins to Joey Wat as our new CEO from March 1st; she has demonstrated an excellent track record and is the right person leading Yum China as we head into 2018, with challenging sales and profit laps particularly in the first half of the year” said Micky Pant, CEO of Yum China.

“All of us at Yum China are committed to building leading brands for the long term through innovation. We will focus on our strategic priorities on digital and delivery, while continuing to improve our food and in-store experience. While we finished 2017 with a solid sales momentum, we continue to face challenges of the revitalization of Pizza Hut and lapping of two very successful Chinese New Year promotions. However I remain confident in the growth opportunities and long term prospects of Yum China” remarked Joey Wat, President and COO of Yum China.

US Tax Reform Impact

●

As a result of the Tax Cuts and Jobs Act (the “Tax Act”), the Company incurred an estimated Tax Charge of $164 million, or $0.42 per share, during the fourth quarter, primarily related to the transition tax on deemed repatriation of unremitted earnings of foreign subsidiaries, and the revaluation of certain deferred tax assets.

Dividend and Share Repurchase

●

The Board of Directors declared a cash dividend of $0.10 per share on Yum China’s common stock, payable as of the close of business on March 21, 2018, to stockholders of record as of the close of business on February 28, 2018.

●	In 2017, Yum China repurchased 3.4 million shares totaling $128 million at an average price of $38.18 per share.

New-Unit Development and Asset Upgrade

●	Opened 339 new restaurants in the fourth quarter and 691 new restaurants for the year, driven by development of the KFC brand.
●

Remodeled 359 restaurants in the fourth quarter and 788 restaurants for the full year, focusing on KFC. Over 75% of Yum China’s current store portfolio has been remodeled or built in the past five years.

	New Units		Restaurant Count
	Fourth		As of Fourth Quarter End
	Quarter	Full Year	2017	2016
Yum China	339	691	7,983	7,562
KFC	193	408	5,488	5,224
Pizza Hut	78	180	2,195	2,081
Little Sheep, East Dawning, Taco Bell	68	103	300	257

Restaurant Margin

●

For the quarter, Yum China restaurant margin improved 0.3 percentage points to 11.3%, primarily attributable to the same-store sales leverage and margin expansion at KFC, partially offset by investment in product upgrades at Pizza Hut.

●

For the year, Yum China restaurant margin improved 1.5 percentage points to 16.8%, primarily driven by same-store sales leverage and aided by the impact of retail tax structure reform, partially offset by wage inflation of 7% and promotion costs.

	Fourth Quarter			Full Year
	2017	2016	% ppts change	2017	2016	% ppts change
Yum China	11.3%	11.0%	0.3	16.8%	15.3%	1.5
KFC	13.7%	11.7%	2.0	18.1%	16.3%	1.8
Pizza Hut	5.6%	9.8%	(4.2)	13.9%	13.4%	0.5

Digital and Delivery

●	Loyalty program members increased to over 110 million for KFC and over 35 million for Pizza Hut at year end.
●	Mobile payments accounted for about 53% of Company sales during the fourth quarter of 2017.
●	Delivery contributed to 14% of Company sales for 2017.

Conference Call

Yum China Holdings, Inc. will host a conference call to review the Company's financial performance and strategies at 7:00 p.m. US Eastern Time on Wednesday, February 7, 2018 (8:00 a.m. Beijing/HK time on Thursday, February 8, 2018).  A copy of the presentation will be available on the Yum China Holdings, Inc. website, http://ir.yumchina.com

US:	+1-845-675-0437
Hong Kong:	+852-3018-6771
Mainland China:	400-620-8038 or 800-819-0121
International:	+65-6713-5090
Passcode:	Yum China

A replay of the conference call may be accessed by phone at the following numbers until February 18, 2018:

US:	+1-855-452-5696
International:	+61-2-8199-0299
Passcode:	3685906

The webcast and the playback can be accessed via the internet by visiting the Yum China Holdings, Inc. website, http://ir.yumchina.com

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “expect,” “expectation,” “believe,” “anticipate,” “may,” “could,” “intend,” “belief,” “plan,” “estimate,” “target,” “predict,” “likely,” “will,” “should,” “forecast,” “outlook” or similar terminology. These statements are based on current estimates and assumptions made by us in light of our experience and perception of historical trends, current conditions and expected future developments, as well as other factors that we believe are appropriate and reasonable under the circumstances, but there can be no assurance that such estimates and assumptions will prove to be correct. Forward-looking statements include, without limitation, statements regarding the future business plans, earnings and performance of Yum China, anticipated effects of population and macroeconomic trends, statements regarding the capital structure of Yum China, and the estimated impact of the recent US tax reform. Forward-looking statements are not guarantees of performance and are inherently subject to known and unknown risks and uncertainties that are difficult to predict and could cause our actual results to differ materially from those indicated by those statements. We cannot assure you that any of our expectations, estimates or assumptions will be achieved. The forward-looking statements included in this press release are only made as of the date of this press release, and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances, except as required by law. Numerous factors could cause our actual results to differ materially from those expressed or implied by forward-looking statements, including, without limitation: whether we are able to achieve development goals at the times and in the amounts currently anticipated, if at all, the success of our marketing campaigns and product innovation, our ability to maintain food safety and quality control systems, our ability to control costs and expenses, including tax costs, as well as changes in political, economic and regulatory conditions in China. In addition, other risks and uncertainties not presently known to us or that we currently believe to be immaterial could affect the accuracy of any such forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. You should consult our filings with the Securities and Exchange Commission (including the information set forth under the captions “Risk Factors” and “Forward-Looking Statements” in our Annual Report on Form 10-K for additional detail about factors that could affect our financial and other results.

About Yum China Holdings, Inc.

Yum China Holdings, Inc. is a licensee of Yum! Brands in mainland China. It has exclusive rights in mainland China to KFC, China's leading quick-service restaurant brand, Pizza Hut, the leading casual dining restaurant brand in China, and Taco Bell, a Mexican-inspired quick-service restaurant brand. Yum China also owns the Little Sheep and East Dawning concepts outright. Yum China is well positioned for growth thanks to its strong competitive position, integration of its brands into Chinese popular culture and consumers' daily lives, expanding geographic footprint in China and existing operational expertise. It has a strong capital position, no external debt and expects to continue growing its system sales and profit by adding new restaurants and through growing same-store sales. Yum China had more than 7,900 restaurants and more than 450,000 employees in over 1,200 cities at 2017 year end. A new generation of younger consumers who are digitally sophisticated and brand driven are fueling growth in consumption in China. The ongoing growth of the middle class and urban population in China is expected to create the world's largest market for restaurant brands, with Yum China poised to be the market leader.

Investor Relations Contacts:
Michelle Shen, +86 21 2407 8260 Director, Finance Florence Lip, +86 21 2407 7678 Director, Finance

Media Contact
Forest Liu, +86 21 2407 7505 Director, Financial Media

Yum China Holdings, Inc.

Consolidated and Combined Summary of Results

(amounts in US$ million, except for number of shares and per share amounts)

(unaudited)

	Quarter ended		% Change		Year ended		% Change
	12/31/2017	12/31/2016	B/(W)		12/31/2017	12/31/2016	B/(W)
Revenues
Company sales	$2,180	$1,938	13		$6,998	$6,622	6
Franchise fees and income	48	40	20		146	130	12
Total revenues	2,228	1,978	13		7,144	6,752	6
Costs and Expenses, Net
Company restaurants
Food and paper	660	558	(18)		2,033	1,919	(6)
Payroll and employee benefits	533	469	(14)		1,551	1,432	(8)
Occupancy and other operating expenses	744	697	(7)		2,245	2,259	1
Company restaurant expenses	1,937	1,724	(12)		5,829	5,610	(4)
General and administrative expenses	193	153	(27)		487	424	(15)
Franchise expenses	21	20	(5)		69	71	3
Closures and impairment expenses, net	27	42	34		47	78	40
Refranchising gain, net	(3)	(7)	(47)		(5)	(15)	(63)
Other income, net	(18)	(12)	47		(68)	(56)	21
Total costs and expenses, net	2,157	1,920	(12)		6,359	6,112	(4)
Operating Profit	71	58	23		785	640	23
Interest income, net	12	4	NM		25	11	NM
Changes in fair value of financial instruments	—	21	NM		—	21	NM
Income Before Income Taxes	83	83	—		810	672	21
Income tax (provision) benefit	(168)	7	NM		(381)	(158)	NM
Net income (loss) – including noncontrolling interests	(85)	90	NM		429	514	(16)
Net income – noncontrolling interests	5	2	NM		26	12	NM
Net Income (Loss) – Yum China Holdings, Inc.	$(90)	$88	NM		$403	$502	(20)
Effective tax rate	203.0%	(8.4)%	NM		47.0%	23.5%	(23.5)	ppts.

Basic Earnings (Loss) Per Common Share	$(0.23)	$0.23	NM		$1.04	$1.36	(24)
Weighted average shares outstanding	385,548,233	375,718,539	3		386,533,783	367,744,992	5

Diluted Earnings (Loss) Per Common Share	$(0.23)	$0.23	NM		$1.01	$1.36	(26)
Weighted average shares outstanding	399,229,895	379,915,075	5		398,089,606	369,143,838	8

Company sales	100.0%	100.0%			100.0%	100.0%
Food and paper	30.2	28.8	(1.4)	ppts.	29.0	29.0	-	ppts.
Payroll and employee benefits	24.5	24.2	(0.3)	ppts.	22.2	21.6	(0.6)	ppts.
Occupancy and other operating expenses	34.0	36.0	2.0	ppts.	32.0	34.1	2.1	ppts.
Restaurant margin	11.3%	11.0%	0.3	ppts.	16.8%	15.3%	1.5	ppts.
Operating margin	3.2%	3.0%	0.2	ppts.	11.2%	9.7%	1.5	ppts.

Percentages may not recompute due to rounding.

Yum China Holdings, Inc.

KFC Operating Results

(amounts in US$ million)

(unaudited)

	Quarter ended		% Change		Year ended		% Change
	12/31/2017	12/31/2016	B/(W)		12/31/2017	12/31/2016	B/(W)
Revenues
Company sales	$1,522	$1,334	14		$4,864	$4,572	6
Franchise fees and income	41	37	11		134	124	8
Total revenues	1,563	1,371	14		4,998	4,696	6
Costs and Expenses, Net
Company restaurants
Food and paper	465	402	(16)		1,454	1,372	(6)
Payroll and employee benefits	346	308	(13)		1,012	933	(9)
Occupancy and other operating expenses	502	468	(7)		1,518	1,522	—
Company restaurant expenses	1,313	1,178	(12)		3,984	3,827	(4)
General and administrative expenses	70	60	(15)		176	161	(9)
Franchise expenses	21	18	(12)		67	68	2
Closures and impairment expenses, net	10	16	43		20	41	52
Other income, net	(11)	(7)	56		(56)	(45)	24
Total costs and expenses, net	1,403	1,265	(11)		4,191	4,052	(3)
Operating Profit	$160	$106	53		$807	$644	26
Company sales	100.0%	100.0%			100.0%	100.0%
Food and paper	30.5	30.1	(0.4)	ppts.	29.9	30.0	0.1	ppts.
Payroll and employee benefits	22.8	23.1	0.3	ppts.	20.8	20.4	(0.4)	ppts.
Occupancy and other operating expenses	33.0	35.1	2.1	ppts.	31.2	33.3	2.1	ppts.
Restaurant margin	13.7%	11.7%	2.0	ppts.	18.1%	16.3%	1.8	ppts.
Operating margin	10.6%	7.9%	2.7	ppts.	16.6%	14.1%	2.5	ppts.

Percentages may not recompute due to rounding.

Yum China Holdings, Inc.

Pizza Hut Operating Results

(amounts in US$ million)

(unaudited)

	Quarter ended		% Change		Year ended		% Change
	12/31/2017	12/31/2016	B/(W)		12/31/2017	12/31/2016	B/(W)
Revenues
Company sales	$641	$588	9		$2,090	$1,993	5
Franchise fees and income	—	—	(7)		2	2	15
Total revenues	641	588	9		2,092	1,995	5
Costs and Expenses, Net
Company restaurants
Food and paper	190	151	(26)		566	527	(7)
Payroll and employee benefits	178	157	(14)		519	483	(7)
Occupancy and other operating expenses	237	223	(6)		713	716	—
Company restaurant expenses	605	531	(14)		1,798	1,726	(4)
General and administrative expenses	38	32	(26)		108	100	(8)
Franchise expenses	—	2	69		2	3	41
Closures and impairment expenses, net	18	6	NM		27	17	(60)
Total costs and expenses, net	661	571	(16)		1,935	1,846	(5)
Operating Profit (Loss)	$(20)	$17	NM		$157	$149	5
Company sales	100.0%	100.0%			100.0%	100.0%
Food and paper	29.6	25.6	(4.0)	ppts.	27.1	26.4	(0.7)	ppts.
Payroll and employee benefits	27.9	26.8	(1.1)	ppts.	24.9	24.3	(0.6)	ppts.
Occupancy and other operating expenses	36.9	37.8	0.9	ppts.	34.1	35.9	1.8	ppts.
Restaurant margin	5.6%	9.8%	(4.2)	ppts.	13.9%	13.4%	0.5	ppts.
Operating margin	(3.2)%	3.4%	(6.7)	ppts.	7.5%	7.5%	—	ppts.

Percentages may not recompute due to rounding.

Yum China Holdings, Inc.

Consolidated Balance Sheets

(amounts in US$ million, except for number of shares)

(unaudited)

	12/31/2017	12/31/2016
ASSETS
Current Assets
Cash and cash equivalents	$1,059	$885
Short-term investments	205	79
Accounts receivable, net	81	74
Inventories, net	297	268
Prepaid expenses and other current assets	160	120
Total Current Assets	1,802	1,426
Property, plant and equipment, net	1,691	1,647
Goodwill	108	79
Intangible assets, net	101	88
Investments in unconsolidated affiliates	89	71
Other assets	373	254
Deferred income taxes	99	162
Total Assets	4,263	3,727
LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND EQUITY
Current Liabilities
Accounts payable and other current liabilities	978	971
Income taxes payable	39	33
Total Current Liabilities	1,017	1,004
Capital lease obligations	28	28
Other liabilities and deferred credits	354	252
Total Liabilities	1,399	1,284
Redeemable Noncontrolling Interest	5	—
Equity
Common stock, $0.01 par value; 1,000,000,000 shares authorized; 388,860,534.42 shares and 383,344,835.42 shares issued at December 31, 2017 and December 31, 2016, respectively; 384,720,152 shares and 383,344,835.42 shares outstanding at December 31, 2017 and December 31, 2016, respectively	4	4
Treasury stock	(148)	(20)
Additional paid-in capital	2,383	2,352
Retained earnings	405	40
Accumulated other comprehensive income	138	1
Total Equity – Yum China Holdings, Inc.	2,782	2,377
Noncontrolling interests	77	66
Total Equity	2,859	2,443
Total Liabilities, Redeemable Noncontrolling Interest and Equity	$4,263	$3,727

Yum China Holdings, Inc.

Consolidated and Combined Statements of Cash Flows

(amounts in US$ million)

(unaudited)

	Year ended
	12/31/2017	12/31/2016
Cash Flows - Operating Activities
Net income - including noncontrolling interests	$429	$514
Depreciation and amortization	409	402
Closures and impairment expenses	47	78
Refranchising gain	(5)	(15)
Deferred income taxes	64	(40)
Equity income from investments in unconsolidated affiliates	(65)	(54)
Distributions of income received from unconsolidated affiliates	45	35
Share-based compensation expense	26	16
Changes in fair value of financial instruments	—	(21)
Changes in accounts receivable	(1)	(54)
Changes in inventories	(11)	(96)
Changes in prepaid expenses and other current assets	(13)	7
Changes in accounts payable and other current liabilities	(58)	123
Changes in income taxes payable	3	6
Other, net	14	(35)
Net Cash Provided by Operating Activities	884	866
Cash Flows - Investing Activities
Capital spending	(415)	(436)
Purchase of short-term investments	(596)	(136)
Maturities of short-term investments	479	53
Proceeds from refranchising of restaurants	7	32
Proceeds from disposal of aircraft	—	19
Acquisition of business, net of cash acquired	(25)	—
Other, net	(7)	(3)
Net Cash Used in Investing Activities	(557)	(471)
Cash Flows - Financing Activities
Net transfers to Parent	—	(357)
Payment of capital lease obligations	(2)	(3)
Repurchase of shares of common stock	(128)	—
Proceeds from exercise of stock options	5	—
Dividends paid on common stock	(38)	—
Proceeds from issuance of common stock and warrants	—	460
Other, net	(22)	(7)
Net Cash (Used in) Provided by Financing Activities	(185)	93
Effect of Exchange Rates on Cash and Cash Equivalents	32	(28)
Net Increase in Cash and Cash Equivalents	174	460
Cash and Cash Equivalents – Beginning of Period	885	425
Cash and Cash Equivalents – End of Period	$1,059	$885

Reconciliation of Reported GAAP Results to Adjusted Measures

(amounts in US$ million, except for number of shares and per share amounts)

(unaudited)

In this press release:

●

The Company provides certain percentage changes excluding the impact of foreign currency translation (“F/X”). These amounts are derived by translating current year results at prior year average exchange rates. We believe the elimination of the foreign currency translation impact provides better year-to-year comparability without the distortion of foreign currency fluctuations.

●

System sales growth includes the results of all restaurants regardless of ownership, including Company-owned, franchise and unconsolidated affiliate restaurants that operate our concepts, except for non-Company-owned restaurants for which we do not receive a sales-based royalty. Sales of franchise and unconsolidated affiliate restaurants typically generate ongoing franchise fees for the Company at a rate of approximately 6% of system sales. Franchise and unconsolidated affiliate restaurant sales are not included in Company sales on the Consolidated and Combined Statements of Income; however, the franchise fees are included in the Company’s revenues. We believe system sales growth is useful to investors as a significant indicator of the overall strength of our business as it incorporates all of our revenue drivers, Company and franchise same-store sales as well as net unit growth.

●	Same-store sales growth is the estimated percentage change in sales of all restaurants that have been open and in the Company system one year or more.
●

Company Restaurant profit (“Restaurant profit”) is defined as Company sales less expenses incurred directly by our Company-owned restaurants in generating Company sales. Company restaurant margin as a percentage of sales is defined as Restaurant profit divided by Company sales.

In addition to the results provided in accordance with US Generally Accepted Accounting Principles (“GAAP”) in this press release, the Company provides measures adjusted for Special Items which present Adjusted Operating Profit, Adjusted Net Income, Adjusted Diluted Earnings Per Common Share, Adjusted Effective Tax Rate and Adjusted EBITDA. Included in Special Items are reversal of losses associated with sales of aircraft, incremental restaurant-level impairment upon separation, income from the reversal of contingent consideration previously recorded for a business combination, changes in fair value of financial instruments, an estimated one-time tax charge as a result of the US Tax Cuts and Jobs Act (the “Tax Act”) and impact of the redemption of the Little Sheep noncontrolling interest. These amounts are described in (b), (c), (d), (e), (f), (g) and (h) in the accompanying notes. The Company excludes impact from Special Items for the purpose of evaluating performance internally. Special Items are not included in any of our segment results. These adjusted measures are not intended to replace the presentation of our financial results in accordance with GAAP.  Rather, the Company believes that the presentation of these adjusted measures provides additional information to investors to facilitate the comparison of past and present results, excluding those items that the Company does not believe are indicative of our ongoing operations due to their nature.  These adjusted measures should not be considered in isolation or as a substitute for GAAP financial results, but should be read in conjunction with the unaudited Consolidated and Combined Summary of Results and other information presented herein. A reconciliation of the most directly comparable GAAP measures to adjusted measures follows.

	Quarter ended		Year ended
	12/31/2017	12/31/2016	12/31/2017	12/31/2016
Detail of Special Items
Reversal of loss associated with sale of aircraft(b)	—	—	—	2
Incremental restaurant-level impairment upon separation(c)	—	(17)	—	(17)
Income from the reversal of contingent consideration (d)	—	—	3	—
Special Items Income (Expense) - Operating Profit	—	(17)	3	(15)
Changes in fair value of financial instruments(e)	—	21	—	21
Tax benefit on Special Items(f)	—	17	—	16
Impact from the Tax Act(g)	(164)	—	(164)	—
Special items income (expense), net of tax – including noncontrolling interests	(164)	21	(161)	22
Special items income, net of tax – noncontrolling interests(h)	—	—	—	(8)
Special Items Income (Expense), net of tax – Yum China Holdings, Inc.	(164)	21	(161)	30
Weighted average diluted shares outstanding	399,229,895	379,915,075	398,089,606	369,143,838
Special Items Diluted Earnings (Loss) Per Common Share	(0.42)	0.06	(0.41)	0.08
Reconciliation of Operating Profit to Adjusted Operating Profit
Operating Profit	71	58	785	640
Special Items Income (Expense) - Operating Profit	—	(17)	3	(15)
Adjusted Operating Profit	71	75	782	655
Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss)
Net Income (Loss)	(90)	88	403	502
Special Items Income (Expense) - Net Income (Loss)	(164)	21	(161)	30
Adjusted Net Income	74	67	564	472
Reconciliation of EPS to Adjusted EPS
Diluted (Loss) Earnings Per Common Share	(0.23)	0.23	1.01	1.36
Special Items Diluted (Loss) Earnings Per Common Share	(0.42)	0.06	(0.41)	0.08
Adjusted Diluted Earnings Per Common Share	0.19	0.17	1.42	1.28
Reconciliation of Effective Tax Rate to Adjusted Effective Tax Rate
Effective Tax Rate	203.0%	(8.4)%	47.0%	23.5%
Impact on Effective Tax Rate as a result of Special Items	198.6%	(20.6)%	20.1%	(2.7)%
Adjusted Effective Tax Rate	4.4%	12.2%	26.9%	26.2%

Reconciliation of Net Income (Loss) to Adjusted EBITDA

(amounts in US$ million, except per share amounts)

(unaudited)

Net income (loss), along with the reconciliation to Adjusted EBITDA, is presented below.

	Quarter ended		Year ended
	12/31/2017	12/31/2016	12/31/2017	12/31/2016
Reconciliation of Net Income (Loss) to Adjusted EBITDA
Net income – noncontrolling interests	$5	$2	$26	$12
Net Income (Loss) – Yum China Holdings, Inc.	(90)	88	403	502
Income tax provision (benefit)	168	(7)	381	158
Interest income, net	(12)	(4)	(25)	(11)
Changes in fair value of financial instruments	—	(21)	—	(21)
Operating Profit	71	58	785	640
Depreciation and amortization	144	130	409	402
Store impairment charges	30	27	58	70
Special Items Income (Expense) - Operating Profit	—	17	(3)	15
Adjusted EBITDA	$245	$232	$1,249	$1,127

Unit Count by Brand

KFC

	2016	New Builds	Closures	Refranchised	2017
Company-owned	3,913	320	(111)	(10)	4,112
Unconsolidated affiliates	836	73	(16)	(2)	891
Franchise	475	15	(17)	12	485
Total	5,224	408	(144)	—	5,488

Pizza Hut

	2016	New Builds	Closures	Refranchised	2017
Company-owned	2,057	180	(66)	(5)	2,166
Franchise	24	—	—	5	29
Total	2,081	180	(66)	—	2,195

All Other Segments

	2016	New Builds	Closures	Refranchised	2017
Company-owned	38	3	(7)	(5)	29
Franchise	219	100	(53)	5	271
Total	257	103	(60)	—	300

Yum China Holdings, Inc.

Segment Results

(amounts in US$ million)

(unaudited)

Quarter Ended 12/31/17	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated	Total
Total revenues	$1,563	$641	$24	$—	$2,228
Company restaurant expenses	1,313	605	19	—	1,937
General and administrative expenses	70	38	8	77	193
Franchise expenses	21	—	—	—	21
Closures and impairment expenses, net	10	18	(1)	—	27
Refranchising gain, net	—	—	—	(3)	(3)
Other income, net	(11)	—	(5)	(2)	(18)
	1,403	661	21	72	2,157
Operating Profit (Loss)	$160	$(20)	$3	$(72)	$71

Quarter Ended 12/31/16	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated	Total
Total revenues	$1,371	$588	$19	$—	$1,978
Company restaurant expenses	1,178	531	15	—	1,724
General and administrative expenses	60	32	4	57	153
Franchise expenses	18	2	—	—	20
Closures and impairment expenses, net	16	6	3	17	42
Refranchising gain, net	—	—	—	(7)	(7)
Other income, net	(7)	—	(5)	0	(12)
	1,265	571	17	67	1,920
Operating Profit (Loss)	$106	$17	$2	$(67)	$58

The above tables reconcile segment information, which is based on management responsibility, with our Consolidated and Combined Summary of Results.  Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes.

The Corporate and Unallocated column in the above tables includes, among other amounts, all amounts that we have deemed Special Items.  See “Reconciliation of Reported GAAP Results to Adjusted Measures”.

Yum China Holdings, Inc.

Segment Results

(amounts in US$ million)

(unaudited)

Year ended 12/31/17	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated	Total
Total revenues	$4,998	$2,092	$54	$—	$7,144
Company restaurant expenses	3,984	1,798	47	—	5,829
General and administrative expenses	176	108	18	185	487
Franchise expenses	67	2	—	—	69
Closures and impairment expenses, net	20	27	—	—	47
Refranchising gain, net	—	—	—	(5)	(5)
Other income, net	(56)	—	(6)	(6)	(68)
	4,191	1,935	59	174	6,359
Operating Profit (Loss)	$807	$157	$(5)	$(174)	$785

Year ended 12/31/16	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated	Total
Total revenues	$4,696	$1,995	$61	$—	$6,752
Company restaurant expenses	3,827	1,726	58	(1)	5,610
General and administrative expenses	161	100	10	153	424
Franchise expenses	68	3	—	—	71
Closures and impairment expenses, net	41	17	3	17	78
Refranchising gain, net	—	—	—	(15)	(15)
Other income, net	(45)	—	(6)	(5)	(56)
	4,052	1,846	65	149	6,112
Operating Profit (Loss)	$644	$149	$(4)	$(149)	$640

The above tables reconcile segment information, which is based on management responsibility, with our Consolidated and Combined Summary of Results.  Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes.

The Corporate and Unallocated column in the above tables includes, among other amounts, all amounts that we have deemed Special Items.  See “Reconciliation of Reported GAAP Results to Adjusted Measures”.

Notes to the Consolidated and Combined Summary of Results, Consolidated Balance Sheets

and Consolidated and Combined Statements of Cash Flows

(amounts in US$ million)

(unaudited)

(a)

Amounts presented as of and for the quarter and year ended December 31, 2017 are unaudited, and the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 may contain updates to the information disclosed in this press release.

(b)

During 2015, we made the decision to dispose of a corporate aircraft in China and recognized a loss of $15 million associated with the planned sale of the aircraft for the year ended December 31, 2015. We completed the sale during 2016. The sale proceeds of $19 million was greater than the net book value of $17 million of the aircraft at the time of disposal, which resulted in the reversal of $2 million of the previously recognized loss.

(c)

Incremental restaurant-level impairment represents additional impairment as a result of including the impact from the license fee paid to Yum! Brands on the individual restaurants future cash flow, which is equal to 3% of net system sales. Such license fee did not impact the impairment assessment prior to the separation as it was considered an intercompany charge at the time, whereas it became a charge from a third party after the spin-off and therefore should be considered in the impairment assessment.

(d)

During the year ended December 31, 2017, we recognized income from the reversal of contingent consideration previously recorded for a business combination as the likelihood of making payment becomes remote.

(e)

In connection with the investment agreement with strategic investors entered into on September 1, 2016, the Company issued 19,145,169 shares of common stock on November 1, 2016, subject to post-closing adjustment by December 30, 2016, and warrants to purchase additional shares of common stock. The post-closing adjustment and the warrants were accounted for as derivative instruments and liability-classified equity contracts, respectively. These financial instruments were initially measured at fair value on the date of issuance, with subsequent changes in fair value of $21 million recognized in earnings during the year ended December 31, 2016. No subsequent fair value measurements were recognized after December 30, 2016.

(f)

The tax benefit was determined based upon the impact of the nature of each Special Item tax effected at the 25% China tax rate or the 35% US tax rate, except for the $21 million changes in fair value of financial instruments associated with the strategic investment which resulted in no income tax expense. Additionally, during the year ended December 31, 2016, we recognized a tax benefit of $26 million related to the legal entity restructuring of our Little Sheep business.  $12 million of this benefit was attributed to previous Little Sheep impairment losses recognized within Special Items in 2013 and 2014 and as such was classified as a Special Item consistent with the classification of those historical impairments.

(g)

The Company incurred an estimated one-time income tax charge of $164 million in the fourth quarter of 2017, as a result of the Tax Act, primarily due to the transition tax on deemed repatriation of unremitted earnings of foreign subsidiaries, and the revaluation of certain deferred tax assets.

(h)

During the year ended December 31, 2016, the Little Sheep founding shareholders sold their remaining 7% Little Sheep ownership interest to the Company pursuant to their redemption rights. The difference between the purchase price of less than $1 million, which was determined using a non-fair value based formula pursuant to the agreement governing the redemption rights, and the carrying value of their redeemable noncontrolling interests was recorded as an $8 million loss attributable to noncontrolling interests.